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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2001

MEDICALOGIC/MEDSCAPE, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-28285	93-0890696
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20500 NW Evergreen Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices)

(503) 531-7000
(Registrant's telephone number, including area code)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

    On August 17, 2001, MedicaLogic/Medscape, Inc., d.b.a. Medscape (together with its subsidiaries "Medscape" or the "Company"), completed the sale of its transcription services segment to TEM Holdings, LLC, a newly formed limited liability company funded by Parthenon Capital, LLC ("Parthenon"), a Boston based private equity firm, for approximately $6.0 million in cash. The transaction was structured as a sale by Medscape Enterprises, Inc., a wholly owned subsidiary of MedicaLogic/Medscape, Inc., of all of the outstanding shares of Total eMed, Inc. pursuant to a stock purchase agreement dated as of July 31, 2001 and amended as of August 16, 2001 (the "Stock Purchase Agreement"). The sale also included the three subsidiaries of Total eMed, Inc., consisting of Total eMed of Tennessee, Inc., Total eMed Finance Co., Inc. and Total eMed Leasing Co., LLC. Medscape received initial purchase price proceeds of $5.0 million from Parthenon on August 17, 2001. The remaining purchase price of $1.0 million will be held in an escrow account for up to one year pursuant to the terms of an Escrow Agreement dated August 17, 2001 (the "Escrow Agreement"). These descriptions of the terms of the Stock Purchase Agreement, as amended, and the Escrow Agreement are not complete and are qualified by reference to the Stock Purchase Agreement and the Escrow Agreement that are attached as Exhibits 2.1, 2.2 and 99.1 and incorporated by reference herein.

    The Company expects to use the proceeds from the sale primarily to fund operations of Medscape's digital health record and Internet healthcare portal businesses. During the three months ended June 30, 2001, the Company recorded an estimated net loss on sale of discontinued operations of approximately $252.4 million, including a provision of $7.8 million for estimated losses during the phase out period and related estimated selling and professional services expenses.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(b)  Pro Forma Financial Information

INTRODUCTION

    On August 17, 2001, MedicaLogic/Medscape, Inc., d.b.a. Medscape (together with its subsidiaries "Medscape" or the "Company"), completed the sale of its transcription services segment to TEM Holdings, LLC ("Purchaser"), a newly formed limited liability company funded by Parthenon Capital, LLC ("Parthenon"), a Boston based private equity firm, for approximately $6.0 million in cash. The transaction was structured as a sale by Medscape Enterprises, Inc., a wholly owned subsidiary of the Company, of all of the outstanding shares of Total eMed, Inc., including its three subsidiaries Total eMed of Tennessee, Inc., Total eMed Finance Co., Inc. and Total eMed Leasing Co., LLC (collectively, "Total eMed"), pursuant to a stock purchase agreement dated as of July 31, 2001 and amended as of August 16, 2001 (the "Stock Purchase Agreement").

    The unaudited pro forma condensed consolidated balance sheet of MedicaLogic/Medscape, Inc. at June 30, 2001 reflects the financial position of the Company after giving effect to the sale of Total eMed as if the sale had occurred at June 30, 2001. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2001 and 2000 and the year ended December 31, 2000 give retroactive effect to the sale of Total eMed as if the sale had occurred at the beginning of the periods presented. The statements of operations for the years ended December 31, 1999 and 1998 are not presented herein because there are no pro forma adjustments for these periods. The results of operations of Total eMed have been included in the Company's results of operations only since May 11, 2000, the date of acquisition of Total eMed by Medscape.

    These unaudited pro forma condensed consolidated financial statements may not be indicative of Medscape's financial position at any future date. The unaudited pro forma condensed consolidated financial statements set forth below should be read in conjunction with Medscape's audited consolidated financial statements and notes thereto for the year ended December 31, 2000 filed on Form 10-K/A with the Securities and Exchange Commission on May 29, 2001 and the Company's Form 10-Q for the period ended June 30, 2001.

MEDICALOGIC/MEDSCAPE, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2001
(IN THOUSANDS, EXCEPT SHARE DATA)

	As Reported	Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$10,308	$5,000	(a)	$15,308
Short-term investments	7,982	—		7,982
Accounts receivable, net	10,018	—		10,018
Prepaid expenses and other current assets	14,040	1,000	(a)	15,040

Total current assets	42,348	6,000		48,348
Property and equipment, net	21,878	—		21,878
Goodwill and intangibles, net	386,673	—		386,673
Prepaid advertising and other assets, net	62,696	—		62,696

Total assets	$513,595	$6,000		$519,595

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,743	$—		$2,743
Accrued and other liabilities	12,876	1,325	(b)	14,201
Net liabilities of discontinued operation	2,050	(2,050	)(c)	—
Deferred revenue	11,518	—		11,518
Long term liabilities, current portion	2,861	—		2,861

Total current liabilities	32,048	(725)		31,323
Long term liabilities, net of current portion	1,699	—		1,699
Long term deferred revenue, net of current portion	814	—		814

Total liabilities	34,561	(725)		33,836

Series 1 convertible redeemable preferred stock, 50,000,000 authorized, no par value, 5,933,332 and no shares issued and outstanding at June 30, 2001 and December 31, 2000, respectively	8,819	—		8,819

Shareholders' equity:
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 56,428,054 and 55,657,348 shares at June 30, 2001 and December 31, 2000, respectively	1,254,633	—		1,254,633
Common stock notes receivable, net	(6,215)	—		(6,215)
Warrants	52,722	—		52,722
Deferred stock compensation	(412)	—		(412)
Accumulated deficit	(830,513)	6,725	(d)	(823,788)

Total shareholders' equity	470,215	6,725		476,940

Total liabilities and shareholders' equity	$513,595	$6,000		$519,595

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

MEDICALOGIC/MEDSCAPE, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2001
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As Reported	Pro Forma Adjustments		Pro Forma As Adjusted
Revenues:
Application license	$2,481	$—		$2,481
Subscription and support services	6,743	—		6,743
Sponsorship and advertising	12,452	—		12,452

Total revenues	21,676	—		21,676
Non-cash sales discounts	(208)			(208)

Net revenues	21,468	—		21,468

Operating expenses:
Cost of revenues:
Application license	312	—		312
Subscription and support services	6,574	—		6,574
Sponsorship and advertising	5,131	—		5,131
Marketing and sales	23,191	—		23,191
Research and development	9,244	—		9,244
General and administrative	5,987	—		5,987
Depreciation and amortization	126,689	—		126,689
Restructuring charges	—	—		—
Non-recurring gain	(8,500)	—		(8,500)

Total operating expenses	168,628	—		168,628

Operating loss	(147,160)			(147,160)
Other income, net	673	—		673

Loss from continuing operations	(146,487)	—		(146,487)
Discontinued operations:
Loss from operations of discontinued operations	(46,614)	46,614	(A)	—
Loss on disposal of discontinued operations, including provision of $7,750 for operating losses during phase-out period	(252,415)	252,415	(A)	—

Net loss	$(445,516)	$299,029		$(146,487)

Basic and diluted net loss per share:
Loss from continuing operations	$(2.63)			$(2.63)
Loss from discontinued operations	(5.36)			—

Net loss per share	$(7.99)			$(2.63)

Weighted average shares:
basic and diluted	55,791			55,791

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

MEDICALOGIC/MEDSCAPE, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2000
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As Reported	Pro Forma Adjustments		Pro Forma As Adjusted
Revenues:
Application license	$4,573	$—		$4,573
Subscription and support services	4,260	—		4,260
Sponsorship and advertising	6,316	—		6,316
Transcription services	1,348	(1,348	)(B)	—

Total revenues	16,497	(1,348)		15,149

Operating expenses:
Cost of revenues:
Application license	807	—		807
Subscription and support services	8,063	—		8,063
Sponsorship and advertising	2,733	—		2,733
Transcription services	1,561	(1,561	)(B)	—
Marketing and sales	24,177	—		24,177
Research and development	8,077	—		8,077
General and administrative	9,262	(1,855	)(B)	7,407
Depreciation and amortization	45,285	(10,625	)(B)	34,660
Restructuring charges	13,906	(348	)(B)	13,558

Total operating expenses	113,871	(14,389)		99,482

Operating loss	(97,374)	13,041		(84,333)
Other income, net	3,778	(58	)(B)	3,720

Net loss	$(93,596)	$12,983		$(80,613)

Net loss per share:
basic and diluted	$(2.53)			$(2.18)

Weighted average shares:
basic and diluted	37,059			37,059

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

MEDICALOGIC/MEDSCAPE, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As Reported	Pro Forma Adjustments		Pro Forma As Adjusted
Revenues:
Application license	$10,494	$—		$10,494
Subscription and support services	10,610	—		10,610
Sponsorship and advertising	20,483	—		20,483
Transcription services	6,568	(6,568	)(B)	—

Total revenues	48,155	(6,568)		41,587

Operating expenses:
Cost of revenues:
Application license	1,219	—		1,219
Subscription and support services	17,237	—		17,237
Sponsorship and advertising	8,649	—		8,649
Transcription services	10,030	(10,030	)(B)	—
Marketing and sales	53,268	(290	)(B)	52,978
Research and development	18,643	—		18,643
General and administrative	20,082	(3,656	)(B)	16,426
Depreciation and amortization	220,528	(53,350	)(B)	167,178
Restructuring and other charges	25,815	(1,154	)(B)	24,661

Total operating expenses	375,471	(68,480)		306,991

Operating loss	(327,316)	61,912		(265,404)

Other income, net	5,845	(160	)(B)	5,685

Net loss	$(321,471)	$61,752		$(259,719)

Net loss per share:
basic and diluted	(6.96)			(5.62)

Weighted average shares:
basic and diluted	46,186			46,186

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

MEDICALOGIC/MEDSCAPE, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1)  PRO FORMA BALANCE SHEET ADJUSTMENTS

  (a)
  Reflects initial proceeds of $5.0 million received by Medscape as part of the total purchase price of $6.0 million pursuant to the Stock Purchase Agreement among Medscape, Medscape Enterprises, Inc. and Purchaser dated as of July 31, 2001, as amended August 16, 2001 (the "Stock Purchase Agreement"). The Company has agreed, pursuant to the Escrow Agreement dated August 17, 2001, that $1.0 million of the purchase price will be held in escrow for up to one year following closing of the sale transaction to serve as a source of funding for any specified losses sustained by the Purchaser as a result of a breach of representation, warranty or covenant by Medscape as described in the Stock Purchase Agreement. The Escrow Agreement provides that Medscape will be paid $500,000 from the escrow account (less any amounts previously paid to the Purchaser or any amounts subject to a pending claim by the Purchaser) on December 31, 2001 and the remaining balance of the escrow account (less any amounts previously paid to the Purchaser or any amounts subject to a pending claim by the Purchaser) on August 17, 2002.

  (b)
  Reflects the net estimated divestiture costs, such as legal fees, consultants' fees, and other third-party incremental expenses directly related to the sale of Total eMed and the assumption of certain liabilities by Medscape as described in the Stock Purchase Agreement.

  (c)
  Reflects the elimination of the net liabilities in the discontinued operations of Total eMed, comprised primarily of the difference between the net proceeds to be received and the phase-out period accrued liabilities.

  (d)
  Reflects the pro forma effect on accumulated deficit of related expense items as if the sale of Total eMed occurred at the balance sheet date.

(2)  PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

  (A)
  Reflects the elimination of the loss from operations of the discontinued operations and loss on sale of discontinued operations for the six months ended June 30, 2001 primarily related to the sale of Total eMed.

  (B)
  Reflects the elimination of the revenues and expenses of Total eMed for the six months ended June 30, 2000 and the year ended December 31, 2000.

  (c)
  Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, among MedicaLogic/Medscape, Inc., Medscape Enterprises, Inc. and TEM Holdings, LLC, dated as of July 31, 2001
2.2	Amendment No. 1 to Stock Purchase Agreement, among MedicaLogic/Medscape, Inc., Medscape Enterprises, Inc. and TEM Holdings, LLC, dated as of August 16, 2001
99.1	Escrow Agreement, among Medscape Enterprises, Inc., TEM Holdings, LLC and Boston Safe Deposit and Trust Company, dated as of August 17, 2001
99.2	List of omitted schedules to the Stock Purchase Agreement
99.3	Press Release, dated August 20, 2001 announcing the completion of the sale of Total eMed, Inc.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICALOGIC/MEDSCAPE, INC.
Date: August 29, 2001	By:	/s/ DONALD A. BLOODWORTH Donald A. Bloodworth Executive Vice President and Chief Financial Officer

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MEDICALOGIC/MEDSCAPE, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET JUNE 30, 2001 (IN THOUSANDS, EXCEPT SHARE DATA)
MEDICALOGIC/MEDSCAPE, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001 (IN THOUSANDS, EXCEPT PER SHARE DATA)
MEDICALOGIC/MEDSCAPE, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2000 (IN THOUSANDS, EXCEPT PER SHARE DATA)
MEDICALOGIC/MEDSCAPE, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 (IN THOUSANDS, EXCEPT PER SHARE DATA)
MEDICALOGIC/MEDSCAPE, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
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